UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2002

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

Nevada	0-24016	65-1148155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6802 Citicorp Blvd., Suite 500, Tampa, Florida		33619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(813) 622-8550

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation Disclosure

From November 29, 2002 through December 19, 2002, BBJ Environmental Technologies, Inc. received $594,000 in cash through the sale of its restricted Common Stock to an offshore bank. Pursuant to this private placement, BBJ sold 5,400,000 shares of its Common Stock at a cash purchase price of $.11 per share. In consideration of the purchase price, BBJ also issued to the offshore investor, warrants to purchase 475,200 shares of its restricted Common Stock exercisable at $.30 per share until their expiration date on November 30, 2004. Exemption from registration is claimed under Regulation S of the Securities Act of 1933, as amended, inasmuch as the offering qualified as an offshore offering to non-U.S. persons under the Securities Act.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

99.1	Subscription Agreement for offshore offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Jerry V. Schinella

Jerry V. Schinella, President & CFO

Date:  December 19, 2002